Exhibit 99.1

iGATE Reports Resilient 2012; Net Income up 110% Year Over Year

Launched “Business Outcomes” brand campaign; Ranked “Best IT Employer” in India and No. 2 in Canada

FREMONT, CA – January 17, 2013

iGATE Corporation (iGATE or the Company) (NASDAQ:IGTE), the first integrated Technology and Operations (iTOPS) company providing “Business Outcomes” based solutions, today announced its financial results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter Highlights

•	Revenues for the fourth quarter of 2012 were $271.6 million

•	Compared with $267.7 million in the fourth quarter of 2011

•	Compared with $271.1 million in the third quarter of 2012

•	Net Income attributable to iGATE corporation for the fourth quarter of 2012 was $32.2 million

•	Compared with $15.3 million in the fourth quarter of 2011

•	Compared with $28.3 million in the third quarter of 2012

•	Gross margin was 40.6% for the fourth quarter of 2012

•	Compared with 40.3% in the fourth quarter of 2011

•	Compared with 39.8% in the third quarter of 2012

•	Diluted earnings per share for the fourth quarter of 2012 were $0.31 GAAP and $0.47 non-GAAP

•	Compared with $0.11 GAAP in the fourth quarter of 2011 and $0.27 non-GAAP in the fourth quarter of 2011

•	Compared with $0.27 GAAP in the third quarter of 2012 and $0.46 non-GAAP in the third quarter of 2012

•	Adjusted EBITDA was $71.9 million for the fourth quarter of 2012

•	Compared with $68.1 million in the fourth quarter of 2011

•	Compared with $68.6 million in the third quarter of 2012

•	The Company added 14 new customers during the fourth quarter, including seven Fortune 1000 companies

•	As of December 31, 2012, the Company had 27,554 employees

Full Year Highlights

•	Revenues for the year ended December 31, 2012 were $1,073.9 million

•	Compared with $779.6 million for the year ended December 31, 2011

•	Net Income attributable to iGATE corporation for the year ended December 31, 2012 was $97.2 million

•	Compared with $51.5 million for the year ended December 31, 2011

•	Gross margin was 39.5% for the year ended December 31, 2012

•	Compared with 38.0% for the year ended December 31, 2011

•	Diluted earnings per share were $0.87 GAAP and $1.58 non-GAAP

•	Compared with $0.38 GAAP and $0.89 non-GAAP for the year ended December 31, 2011

•	Adjusted EBITDA was $272.1 million for the year ended December 31, 2012

•	Compared with $173.5 million for the year ended December 31, 2011

On the performance of the Company in 2012, Phaneesh Murthy, Chief Executive Officer, iGATE, said, “I am happy that we achieved high earnings growth in 2012. I am also pleased with the increased acceptance of our iTOPS model among our customers and prospects with a large chunk of our customer pipeline and recent wins coming from our outcomes-based proposition.”

“I believe that our recently launched brand campaign will continue to improve our customer pipeline in this area,” he added.

Sujit Sircar, Chief Financial Officer, iGATE, said, “I am pleased with the results of our corporate restructuring in 2012. We successfully carried out the delisting process in India and further completed the consolidations of our U.S. subsidiaries. I am happy with the operating cash flow generation of more than $100 million in 2012 and our cash/investment exceeding $600 million as of Dec 31 of the year.”

Srinivas Kandula, EVP and Global Head, HR, iGATE said, “We have been ranked the Best IT Employer in the Dataquest-CMR Survey, reinstating our top position in India. For the first time, we participated in the ‘Best Employer Survey’ in Canada conducted by Aon Hewitt and Queen’s University, and I am pleased that we have been ranked No. 2 in that survey. This conforms to our stated mission of being among the top three employers in the various talent markets in which we operate.”

Fourth Quarter and Fiscal Year 2012 Operating Results

Results of the fourth quarter and full fiscal year for 2012 and 2011, on GAAP and non-GAAP basis, are provided in the table below.

	Q4 FY12	Q4 FY11	Y/Y	FY12	FY11	Y/Y
Net revenue ($Millions)	271.6	267.7	1%	1073.9	779.6	38%
Operating margin ($Millions)	57.1	51.5	11%	207.0	105.9	95%
GAAP net income ($Millions)	32.2	15.3	110%	97.2	51.5	89%
GAAP diluted EPS ($)	0.31	0.11	182%	0.87	0.38	129%
Non-GAAP net income ($Millions)	36.3	20.1	81%	122.4	67.0	83%
Non-GAAP diluted EPS ($)	0.47	0.27	74%	1.58	0.89	78%

Key New Customers during the Fourth Quarter

•

A Fortune 100 company, one of the largest supplemental insurance providers in the U.S., engaged iGATE to launch a senior care insurance product in a short timeframe. Through its state-of-the-art iTOPS TPA platform, iGATE ensured that the cost of administration of the insurance product will be variable with a low percentage of premiums, ensuring high margins and profitability for the client.

•

The judiciary department of a U.S. state has engaged iGATE to improve the timeliness and quality of its judicial services. As part of the engagement, iGATE will provide technical consulting services to enhance the functionalities of the state’s judicial management system, improving the system’s development and implementation of case management requirements.

•

A Fortune 1000 U.S.-based company with a global presence in servicing pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, hired iGATE to help it improve its operational efficiency through the adoption of mobility practices. iGATE will formulate an enterprise-wide mobility strategy and provide its expertise in mobile application development enabling secure mobile commerce across the client’s applications, devices and platforms. These practices and strategies are intended to improve the client’s productivity, reduce its operational costs and improve customer satisfaction.

•

The medical devices group of a worldwide designer and manufacturer of precision motion control products engaged iGATE to help design and develop its next generation “smart pumps.” These pumps, which will be implemented in infusion therapy, post-operative pain management and enteral nutrition, may also be utilized in a wide spectrum of this market segment, including the intensive care, ambulatory care and alternate care segments.

•

A Fortune 1000 company in the U.S. that works with agricultural products, specialty chemicals and industrial chemicals engaged iGATE to facilitate its “Business Transformation” program. As part of this engagement, iGATE will implement SAP enterprise systems across the client’s multiple locations.

•

A global semiconductor-manufacturing firm contracted with iGATE to reduce its manufacturing costs and improve its profitability. iGATE will deploy its product and engineering skills to redesign and optimize the client’s manufacturing execution system. The redesigned system is expected to enhance the client’s production efficiency.

Awards and Highlights

•	iGATE was ranked India’s Best Employer for the Year 2012 in the Dataquest-CMR Best Employers’ Survey and retains its position in the top three employers for the sixth consecutive year.

•	iGATE was ranked No.2 in the ‘Best Employer Survey in Greater Toronto Area’ conducted by Aon Hewitt in collaboration with Queen’s University, Canada.

•	iGATE was awarded the prestigious Golden Peacock Innovation Management Award for the year 2012 in the ‘Information Technology’ category.

•	iGATE received a ‘Best In Class Global Excellence Award’ from the Asia Pacific Quality Organization.

•

iGATE won first prize for its paper on “Software Project Success Prediction Model based on Binary Logistics Regression & Artificial Neural Network (ANN)” which was presented at ICONQROR-2013 (International Conference on Quality, Reliability and Operations Research).

•	iGATE reported a 22% reduction in its carbon footprint per employee per year from 4.23 tons in 2008 to 3.29 tons in 2012.

Conference Call and Webcast

The Company has scheduled its Earnings Conference Call on Thursday, January 17, 2013 to discuss the results of its fourth quarter and full year ended December 31, 2012. Senior management of the Company will discuss the Company’s financial performance for the quarter and answer participants’ questions during the call.

Time:	08.00-9.00 am Eastern Time / 05.00-06.00 am Pacific Time
Toll Free:	877-407-8037
Toll:	201-689-8037

The call will be webcast live on iGATE’s website (www.igate.com) on the Investor Relations page under the section titled “Events.” Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 406952. The telephonic replay will be available until January 24, 2013.

About Business Outcomes

iGATE’s industry-first Business Outcomes-based approach focuses on the realization of tangible and measurable results, unlike traditional models which are driven by work, effort, time and manpower. By integrating technology and processes in a proprietary way and pricing services on results, iGATE exchanges fixed costs for a variable cost structure in an attempt to get clients to pay-for-results-only while enabling them to adjust to the peaks and valleys of their demand.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of more than 27,500 employees and consistently delivers effective solutions to over 300 companies including Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “Patni”) and the recent delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important component of compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Foreign Exchange gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. The Company also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to the Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of Patni. During the year 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•

Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees. iGATE believes that eliminating these severance costs for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, Patni, from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection with the delisting are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. The Company believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Company’s acquisition of Patni; and whether iGATE can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will need to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report on Form 20-F for the fiscal year ended December 31, 2011. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact Prabhanjan Deshpande “PD” +91 80 4104 5006 PD@igatepatni.com	Investor Contact Araceli Roiz +1 510 896 3007 araceli.roiz@igatepatni.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2012 (unaudited)	December 31, 2011 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$95,155	$75,440
Restricted cash	3,072	—
Short-term investments	510,816	354,528
Accounts receivable, net	163,027	172,711
Unbilled revenues	72,901	45,223
Prepaid expenses and other current assets	31,710	18,752
Prepaid income taxes	8,541	8,341
Deferred tax assets	16,447	20,574
Foreign exchange derivative contracts	782	277
Receivable from Mastech Holdings Inc.	—	187

Total current assets	902,451	696,033

Deposits and other assets	25,372	32,102
Prepaid income taxes	26,072	18,481
Property and equipment, net	167,252	175,672
Leasehold land	86,933	90,339
Deferred tax assets	31,024	30,456
Goodwill	493,141	511,060
Intangible assets, net	144,428	160,706

Total assets	$1,876,673	$1,714,849

LIABILITIES, REDEEMABLE NON CONTROLLING INTEREST, PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	$7,799	$7,857
Line of credit	77,000	57,000
Term loans	35,000	—
Accrued payroll and related costs	54,802	71,913
Other accrued liabilities	78,351	77,988
Accrued income taxes	6,855	3,993
Foreign exchange derivative contracts	7,516	12,471
Deferred revenue	17,890	22,412

Total current liabilities	285,213	253,634

Other long-term liabilities	3,265	4,610
Senior notes	770,000	770,000
Term Loans	263,500	—
Foreign exchange derivative contracts	—	6,739
Accrued income taxes	17,272	17,672
Deferred tax liabilities	57,675	58,992

Total liabilities	1,396,925	1,111,647

Redeemable non controlling interest	32,422	—

Series B Preferred stock	378,474	349,023

Shareholders’ equity:
Common Stock, par value $0.01 per share	585	577
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	185,340	201,281
Retained earnings	172,224	104,493
Accumulated other comprehensive loss	(274,583)	(214,641)

Total iGATE Corporation shareholders’ equity	68,852	76,996
Non controlling interest	—	177,183

Total equity	68,852	254,179

Total liabilities, redeemable non controlling interest, preferred stock and equity	$1,876,673	$1,714,849

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

	Three Months ended December 31,		Year ended December 31,
	2012 (unaudited)	2011 (unaudited)	2012 (unaudited)	2011 (audited)
Revenues	$271,582	$267,707	$1,073,930	$779,646
Cost of revenues (exclusive of depreciation and amortization)	161,430	159,941	649,810	483,504

Gross margin	110,152	107,766	424,120	296,142
Selling, general and administrative expense	43,431	42,582	170,779	151,497
Depreciation and amortization	9,625	13,703	46,382	38,735

Income from operations	57,096	51,481	206,959	105,910
Other income (loss), net	(18,330)	(14,151)	(74,702)	(21,638)

Income before income taxes	38,766	37,330	132,257	84,272
Income tax expense	6,592	16,904	30,599	24,218

Net income	32,174	20,426	101,658	60,054
Noncontrolling interest	—	5,149	4,476	8,586

Net income attributable to iGATE Corporation	32,174	15,277	97,182	51,468
Accretion to Preferred Stock	109	88	404	302
Preferred dividend	7,457	7,016	29,047	22,147

Net income attributable to iGATE common shareholders	$24,608	$8,173	$67,731	$29,019

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

		Three Months Ended December 31,		Year Ended December 31,
		2012 (unaudited)	2011 (unaudited)	2012 (unaudited)	2011 (audited)
Net income attributable to iGATE common shareholders		$24,608	$8,173	$67,731	$29,019
Add: Dividends on Series B Preferred Stock		7,457	7,016	29,047	22,147

		32,065	15,189	96,778	51,166
Less: Dividends paid on
Series B Preferred Stock	[A]	7,457	7,016	29,047	22,147

Undistributed Income		$24,608	$8,173	$67,731	$29,019

Basic and Diluted allocation of Undistributed Income
Common stock	[B]	18,542	6,240	51,036	22,157
Unvested restricted stock	[C]	15	24	40	84
Series B Preferred Stock	[D]	6,051	1,909	16,655	6,778

		$24,608	$8,173	$67,731	$29,019

Shares outstanding:
Common stock		57,543	56,706	57,543	56,706
Unvested restricted stock		45	214	45	214
Series B Preferred Stock		18,778	17,347	18,778	17,347

		76,366	74,267	76,366	74,267

Weighted average shares outstanding:
Common stock	[E]	57,499	56,671	57,183	56,523
Unvested restricted stock	[F]	45	213	45	217
Participating preferred stock	[G]	18,778	17,347	18,778	17,347

		76,322	74,231	76,006	74,087

Weighted average common stock outstanding		57,499	56,671	57,183	56,523
Dilutive effect of stock options and restricted shares outstanding		1,614	1,390	1,638	1,420

Dilutive weighted average shares outstanding	[H]	59,113	58,061	58,821	57,943

Distributed earnings per share:
Participating preferred stock	[I=A/G]	$0.40	$0.40	$1.55	$1.28
Undistributed earnings per share:
Common stock	[J=B/E]	$0.32	$0.11	$0.89	$0.39
Unvested restricted stock	[K=C/F]	$0.32	$0.11	$0.89	$0.39
Participating preferred stock	[L=D/G]	$0.32	$0.11	$0.89	$0.39
Basic earnings per share from operations
Common Stock	[J]	$0.32	$0.11	$0.89	$0.39
Unvested restricted stock	[K]	$0.32	$0.11	$0.89	$0.39
Participating preferred stock	[I+L]	$0.72	$0.51	$2.44	$1.67
Diluted earnings per share from operations	[[B+C]/H]	$0.31	$0.11	$0.87	$0.38

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 18.8 million and 17.3 million for the three and twelve months ended December 31, 2012 and 2011, respectively. These shares were excluded from the computation of diluted earnings per share because they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

	Three Months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$32,174	$20,426	$101,658	$60,054
Adjustments
Depreciation and amortization	9,625	13,703	46,382	38,735
Interest expenses	21,267	17,774	83,416	50,608
Income tax expense	6,592	16,904	30,599	24,218
Other income, net	(4,823)	(7,393)	(28,798)	(15,894)
Foreign exchange loss/(gain)	1,886	3,770	20,084	(13,076)
Stock Based Compensation	3,004	1,869	12,274	10,737
Acquisition expenses	—	—	—	10,914
Severance expenses	—	—	—	6,164
Delisting expenses	1,497	997	5,029	997
Merger and reorganization expenses	708	—	1,472	—

Adjusted EBITDA (a non-GAAP measure)	$71,930	$68,050	$272,116	$173,457

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

	Three Months ended December 31,		Year ended December 31,
	2012 (unaudited)	2011 (unaudited)	2012 (unaudited)	2011 (audited)
GAAP Net income attributable to iGATE common shareholders	$24,608	$8,173	$67,731	$29,019
Adjustments
Preferred dividend and accretion to preferred stock	7,566	7,104	29,451	22,449
Amortization of Intangible assets, net of taxes	1,870	2,551	7,988	6,191
Stock Based Compensation, net of taxes	2,044	1,804	8,485	8,530
Acquisition expenses, net of taxes	—	—	—	10,914
Delisting expenses, net of taxes	1,023	997	3,477	997
Merger and reorganization expenses	708	—	1,472	—
Forex (gain) / loss on acquisition hedging and remeasurement, net of taxes	(1,504)	(724)	3,755	(15,975)
Severance cost, net of taxes	—	222	—	4,897

Non-GAAP Net income attributable to iGATE common shareholders	$36,315	$20,127	$122,359	$67,022

Weighted average shares outstanding, Basic	57,544	56,884	57,228	56,740
Add back: assumed preferred stock conversion	18,778	17,347	18,778	17,347

Non-GAAP shares outstanding, Basic	76,322	74,231	76,006	74,087

Weighted average dilutive common shares outstanding	59,113	58,061	58,821	57,943
Add back: assumed preferred stock conversion	18,778	17,347	18,778	17,347

Weighted average dilutive common equivalent shares outstanding	77,891	75,408	77,599	75,290

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.32	$0.11	$0.89	$0.39
Preferred dividend and accretion to preferred stock	0.10	0.10	0.39	0.30
Amortization of Intangible assets, net of taxes	0.03	0.04	0.10	0.08
Stock Based Compensation, net of taxes	0.03	0.02	0.11	0.12
Acquisition expenses, net of taxes	—	—	—	0.15
Delisting expenses, net of taxes	0.01	0.01	0.05	0.01
Merger and reorganization expenses	0.01	—	0.02	—
Forex (gain) / loss on acquisition hedging and remeasurement, net of taxes	(0.02)	(0.01)	0.05	(0.22)
Severance cost, net of taxes	—	0.00	—	0.07

Basic EPS (Non-GAAP)	$0.48	$0.27	$1.61	$0.90

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$0.31	$0.11	$0.87	$0.38
Preferred dividend and accretion to preferred stock	0.10	0.10	0.38	0.30
Amortization of Intangible assets, net of taxes	0.03	0.04	0.10	0.08
Stock Based Compensation, net of taxes	0.03	0.02	0.11	0.11
Acquisition expenses, net of taxes	—	—	—	0.15
Delisting expenses, net of taxes	0.01	0.01	0.05	0.01
Merger and reorganization expenses	0.01	—	0.02	—
Forex (gain) / loss on acquisition hedging and remeasurement, net of taxes	(0.02)	(0.01)	0.05	(0.21)
Severance cost, net of taxes	—	0.00	—	0.07

Diluted EPS (Non-GAAP)	$0.47	$0.27	$1.58	$0.89

Non-GAAP Disclosure of Adjusted EBITDA

iGATE presents Adjusted EBITDA as a supplemental measure of its performance. iGATE defines Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (vi) stock based compensation (vii) acquisition expenses (viii) severance expenses, (ix) delisting expenses and (x) merger and reorganization expenses. iGATE eliminated the impact of the above because it does not consider them as indicative of its ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons iGATE considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future iGATE may incur expenses that are the same as or similar to some of the adjustments in this presentation. iGATE’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

iGATE presents Adjusted EBITDA because iGATE believes it assists investors and analysts in comparing iGATE’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of iGATE’s core operating performance. In addition, iGATE uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of its business strategies and (iii) to measure iGATE’s compliance with certain covenants of its credit agreement and indenture.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect iGATE’s cash expenditures or future requirements of cash for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, iGATE’s working capital needs; and

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Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on iGATE’s debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often need to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of iGATE’s overall long-term incentive compensation package, although iGATE excludes it as an expense when evaluating its ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters iGATE considers not to be indicative of its ongoing operations; and other companies in iGATE’s industry may calculate adjusted EBITDA differently than iGATE does, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. iGATE compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.